UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________________________________
FORM 8-K
 __________________________________________________
CURRENT REPORT
 __________________________________________________
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2017
BWX TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
 _____________________________________________

Delaware	001-34658	80-0558025
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Main Street, 4th Floor
Lynchburg, Virginia		24504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (980) 365-4300
 _____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2017, BWX Technologies, Inc. (the “Company,” “we” or “us”) announced that John A. Fees, Executive Chairman of the Board of Directors (the “Board”) of the Company, will be transitioning to Non-Executive Chairman, effective May 4, 2018 (the “Resignation Date”). In addition, the Company announced that Robert W. Goldman, Lead Independent Director and Chair of the Governance Committee, has elected not to stand for re-election as a Class II director and will retire at the Company’s annual meeting of shareholders in 2018. In connection with Mr. Goldman’s planned retirement, the Board has appointed James M. Jaska to serve as Chair of the Governance Committee, effective January 1, 2018. Mr. Goldman will continue as Lead Independent Director of the Board until a successor has been appointed.

In connection with Mr. Fees’ transition to Non-Executive Chairman, he and the Company have entered into a Transition Agreement, dated December 14, 2017 (the “Transition Agreement”). The Transition Agreement provides for the following compensation and benefits (in addition to certain other accrued benefits) for Mr. Fees through the Resignation Date:

•	continued base salary of $50,000 per month (paid in two installments per month);

•	continued eligibility for the full 2017 annual incentive bonus under the Company’s Executive Incentive Compensation Plan (“EICP”), subject to satisfaction of the applicable performance conditions;

•	eligibility for a 2018 incentive bonus under the EICP at the same target as established for 2017, subject to prorated payout at target through the Resignation Date; and

•	continued participation in certain of our employee benefit plans (subject to the terms and conditions of such plans), but not the Company’s executive severance plan.

The Transition Agreement also amends Mr. Fees’ equity awards under our 2010 Long Term Incentive Plan that remain outstanding on the Resignation Date to allow for (i) awards of time-vested restricted stock units to vest immediately upon the Resignation Date, and (ii) awards of performance restricted stock units to continue to vest on the normal vesting and exercisability dates set forth in the applicable grant agreements. The treatment of Mr. Fees’ equity awards and certain other benefits as described above are conditioned upon his execution of a release and waiver of claims against the Company. In addition, the Transition Agreement also terminates Mr. Fees’ previously disclosed Change in Control Agreement as of his Resignation Date, and contains restrictions on Mr. Fees’ ability to compete with the Company and its affiliates, or solicit our employees, for three years following his Resignation Date.

The foregoing summary of the Transition Agreement is qualified by reference to the complete Transition Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

The Company cautions that this report contains forward-looking statements, including, without limitation, statements relating to the transition of the Company’s Executive Chairman to Non-Executive Chairman and the other director announcements. These forward-looking statements involve a number of risks and uncertainties, including, among other things, unforeseen personnel changes, changes in our business plan or the industries in which we operate. If one or more of these or other risks materialize, actual results may vary materially from those expected. For a more complete discussion of these and other risk factors, please see our annual report on Form 10-K for the year ended December 31, 2016 and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Transition and Separation Agreement dated December 14, 2017 between John A. Fees and BWX Technologies, Inc.

99.1	Press Release dated December 15, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BWX TECHNOLOGIES, INC.

By:	/s/ James D. Canafax
James D. Canafax
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
December 15, 2017